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                                                                    EXHIBIT 23.7

                       GERALD DUPONT ENTERPRISES, INC.
                              PETROLEUM ENGINEER
                                P.O. BOX 1590
                         SUGAR LAND, TEXAS 77487-1590
                      (713) 240-2822 FAX (713) 242-2822


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Gerald W. DuPont Enterprises, Inc. consents to the incorporation by reference of our evaluation of the estimated reserves and future net revenues of certain interests owned by McMulloch Energy, Inc. in the Reserve Report, dated January 1, 1995, included in the Annual Report on Form 10-K of Search Exploration, Inc. for the year ended December 31, 1994.


/s/ GERALD W. DUPONT
Petroleum Engineer



April 11, 1995